EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated March 9, 2006, except for the third paragraph of Note C, as to which the date is January 4, 2007, in the Registration Statement on Form S-8 of KapStone Paper and Packaging Corporation (formerly Stone Arcade Acquisition Corporation) on our audit of the financial statements as of December 31, 2005 and for the period from April 15, 2005 (date of inception) through December 31, 2005.

/s/ Eisner LLP

New York, New York
April 5, 2007